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                      [LETTERHEAD OF JACOBS ENGINEERING]
                                                                    EXHIBIT 99.1
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                                                  Press Release


FOR IMMEDIATE RELEASE                                          February 12, 2002
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For additional information contact:
       John W. Prosser, Jr.
       Senior Vice President, Finance and Administration
       (626) 578-6803


       Jacobs Engineering Group Inc. Announces A Two-For-One Stock Split


PASADENA, CALIF. - Jacobs Engineering Group Inc. (NYSE:JEC) today announced that its Board of Directors approved a two-for-one stock split. The stock split will be effected in the form of a stock dividend of one additional share of Jacobs common stock for each share of common stock held of record on March 1, 2002.
The additional shares will be distributed on or about April 1, 2002. The Company currently has approximately 26,916,700 shares of common stock outstanding.

Jacobs Engineering Group Inc. is one of the world's largest providers of technical professional services. With more than 21,000 home office employees, the company offers full-spectrum support to industrial, commercial, and government clients in diverse markets. Services include scientific and specialty consulting as well as all aspects of design, construction, and operations & maintenance.

Any statements made in this release that are not based on historical fact are forward-looking statements. Any forward-looking statements made in this release represent management's best judgment as to what may occur in the future. However, Jacobs' actual outcome and results are not guaranteed and are subject to certain risks, uncertainties and assumptions ("Future Factors"), and may differ materially from what is expressed. For a description of Future Factors that could cause actual results to differ materially from such forward-looking statements, see the discussion under the section "Forward-Looking Statements" included in Management's Discussion and Analysis filed as part of Exhibit 13 to the Company's 2001 Annual Report on Form 10-K.